   As filed with the Securities and Exchange Commission on November 16, 1995
                                                            Registration No. 33-
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                              ORGANOGENESIS INC.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

           DELAWARE                                   04-2871690
-------------------------------                   -------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                  150 DAN ROAD, CANTON, MASSACHUSETTS 02021
                  -----------------------------------------
             (Address of principal executive offices) (Zip Code)

                            1995 STOCK OPTION PLAN
                            ----------------------
                           (Full title of the Plan)

 STEVEN D. SINGER, ESQ., HALE AND DORR, 60 STATE STREET, BOSTON, MASSACHUSETTS
                                     02109
--------------------------------------------------------------------------------
                   (Name and address of agent for service)

                                (617) 526-6000
         ------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                             Proposed
   Title of Securities      Amount           Maximum              Proposed                Amount of
         to be               to be         Offering Price      Maximum Aggregate        Registration
      Registered          Registered        Per Share(1)       Offering Price(1)             Fee

-------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value           1,500,000 Shares     $19.38             $29,070,000              $5,814.00
-------------------------------------------------------------------------------------------------------

       (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low price of the Registrant's Common Stock on the American Stock Exchange on November 14, 1995.

                              Page 1 of 10 pages.
                        Exhibit Index begins on page 8.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.   Plan Information.
               ----------------
     The information required by Part I is included in documents sent or given to participants in the 1995 Stock Option Plan of Organogenesis Inc. (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933 (as amended, the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference.
              -----------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Common Stock, par value $.01 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities.
              -------------------------
     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

     The validity of the securities hereby registered will be passed upon by Hale and Dorr, Boston, Massachusetts. Steven D.
Singer, Esq., a partner of Hale and Dorr, serves as Secretary to the Registrant.

     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, an agreement, vote or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Restated Certificate of Incorporation, as amended, provides (i) for indemnification to the fullest extent permitted by law, (ii) that such indemnification provisions shall be deemed to be contractual and (iii) that the Company may advance litigation expenses to an officer or director prior to the final disposition of an action.

     The Company's Restated Certificate of Incorporation, as amended, also provides that directors shall not be personally liable to the Company or its stockholders for monetary damages to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     The Company has a Directors and Officers liability insurance policy that insures the Company's directors and officers against certain liabilities.

     Item 7.   Exemption From Registration Claimed.
               -----------------------------------
     Not applicable.

     Item 8.   Exhibits.
               --------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.   Undertakings.
               ------------
     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 16th day of November, 1995.

                         ORGANOGENESIS INC.


                         By: /S/ HERBERT M. STEIN
                             -------------------------------------
                              Herbert M. Stein
                              Chairman and Chief Executive Officer



                              POWER OF ATTORNEY

     We, the undersigned officers and directors of Organogenesis Inc., hereby severally constitute and appoint Herbert M. Stein and Steven D. Singer, and each of them singly, our true and lawful attorneys with full power to them, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments to said registration statement and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Organogenesis Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature               Title                          Date
/S/ HERBERT M. STEIN     Chief Executive Officer,      November 16, 1995
----------------------   Chairman and Director
Herbert M. Stein         (Principal Executive
                         Officer Principal
                         Financial Officer and
                         Principal Accounting
                         Officer)




/S/ DAVID T. ROVEE       President, Chief Operating     November 16, 1995
------------------------
David T. Rovee           Officer, Chief Scientific
                         Officer and Director

/S/ RICHARD S. CRESSE    Director                       November 16, 1995
------------------------
Richard S. Cresse

/S/ WILLIAM J. HOPKE     Director                       November 16, 1995
------------------------
William J. Hopke

/S/ MARGUERITE A. PERIT  Director                       November 16, 1995
------------------------
Marguerite A. Perit


/S/ ANTON E. SCHRAFL     Director                       November 16, 1995
------------------------
Anton E. Schrafl


/S/ BJORN R. OLSEN       Director                       November 16, 1995
------------------------
Bjorn R. Olsen



                               INDEX TO EXHIBITS


Exhibit
Number         Exhibit                                      Page
------         -------                                      ----
  4.1     Restated Certificate of Incorporation of the      n/a
          Registrant (Previously filed with the Commission
          as an Exhibit to the Registrant's Registration
          Statement on Form S-3, File No. 33-40287, which
          was filed with the Commission on April 30, 1991
          and is incorporated herein by reference)

  4.2     By-Laws, as amended, of the Registrant            n/a
          (Previously filed with the Commission as an
          Exhibit to the Registrant's Annual Report on
          Form 10-K, as amended, File No. 0-15246,
          which was originally filed with the Commission
          March 31, 1987 and is incorporated herein by
          reference)

  4.3     Rights Agreement, dated as of September 1, 1995,
          between the Registrant and American Stock
          Transfer & Trust Company, which includes:
          (i) Exhibit A, the Form of Certificate of
          Designations; (ii) Exhibit B, the Form of Rights
          Certificate; and (iii) Exhibit C, the Summary
          of Rights to purchase Series B Preferred Stock
          (previously filed with the Commission as an
          Exhibit to the Form 8-K filed by the Registrant
          with the Commission on August 31, 1995)           n/a

  5.1     Opinion of Hale and Dorr                          9

 23.1     Consent of Hale and Dorr (included in
          Exhibit 5.1)

 23.2     Consent of Coopers & Lybrand L.L.P.               10

 24.1     Powers of Attorney (included on the
          signature page of this Registration
          Statement)